UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2020

OMNITEK ENGINEERING CORP.

 (Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

                             000-53955                                                                     33-0984450

(Commission File Number)                                                      (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081

 (Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on September 17, 2020.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	For	Against
Werner Funk	11,863,827	173,930
Gary S. Maier	11,863,827	173,930
John M. Palumbo	11,863,827	173,930

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for 2020, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
17,465,855	65,670	88,406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date: September 18, 2020	_______________________________
By: Werner Funk Its: President and CEO